UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[  ]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ? 240.14a-11(c) or ? 240.14a-12

                                  VISEON, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)

.................................................................................
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

.................................................................................

     (2)          Aggregate number of securities to which transaction applies:

.................................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

.................................................................................

     (4)          Proposed maximum aggregate value of transaction:

.................................................................................

     (5) Total fee paid:

.................................................................................

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

.................................................................................

     (2)          Form, Schedule or Registration Statement No.:

.................................................................................

     (3) Filing Party:

.................................................................................

     (4) Date Filed:

.................................................................................

                                  VISEON, INC.
                        8445 Freeport Parkway, Suite 245
                               Irving, Texas 75063

To All Stockholders in
Viseon, Inc.


         The Board of Directors of Viseon, Inc. (the "Company") is soliciting your consent to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from fifty million to one hundred million shares (the "Proposed Amendment"). We ask that you return your written consent by April 30, 2004.

         The Company announced in press releases issued on March 17, 2004, March 22, 2004 and March 25, 2004 that the Company sold in private placement transactions shares of convertible preferred stock and warrants. The sale of these securities resulted in aggregate gross proceeds to the Company of $5,725,000, prior to offering expenses. As a result of the sale of these securities and for the reasons given hereafter, the Board believes that it is in the best interest of the Company and its stockholders to increase the number of authorized shares of common stock.


         Before the Proposed Amendment can become effective, the holders of a majority of the Company's outstanding stock must give their written consent. If your shares are held in street name, your broker may consent, on your behalf, to the Proposed Amendment if you do not direct your broker to refuse to consent. The Board of Directors has fixed the close of business on March 10, 2004 as the record date for determining the stockholders entitled to notice of this solicitation and to give their consent with respect to the Proposed Amendment.


         We will file the Proposed Amendment with the Secretary of State of Nevada when we receive consents from the holders of a majority of the Company's outstanding common stock. We expect to make this filing on or before May 3, 2004.


         The Board of Directors asks you to consent to the Proposed Amendment. The Proposed Amendment and other related matters are more fully described in the accompanying Consent Solicitation Statement and the exhibit thereto, which form a part of this Notice. We encourage you to read these materials carefully. In addition, you may obtain information about the Company from documents that we have filed with the Securities and Exchange Commission.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSED AMENDMENT. PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY APRIL 30, 2004


                                           By Order of the Board of Directors,



Irving, Texas                              John C. Harris,
March 31, 2004                             President and Chief Executive Officer

                                  VISEON, INC.
                        8445 Freeport Parkway, Suite 245
                               Irving, Texas 75063
                            Telephone: (972) 906-6300

                         CONSENT SOLICITATION STATEMENT

                                     GENERAL


         This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of Viseon, Inc., a Nevada corporation (the "Company"). These materials pertain to the proposed amendment of the Company's Articles of Incorporation (the "Proposed Amendment") to increase the number of authorized shares of common stock (the "Common Stock") from fifty million to one hundred million shares. These materials are first being mailed to stockholders of record beginning on approximately March 31, 2004. Consents are to be submitted to the Company at the address of the Company stated above by no later April 30, 2004.


                         VOTING RIGHTS AND SOLICITATION


         Any stockholder executing a written consent form has the power to revoke it at any time before April 30, 2004 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Proposed Amendment) by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above. The cost of soliciting written consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit written consents personally by telephone, facsimile, electronic mail or telegram.


         The record date for determining those stockholders who are entitled to give written consents has been fixed as March 10, 2004. At the close of business on the record date, the Company had 20,168,639 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on the Proposed Amendment.

         The Proposed Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock. With regard to the vote on the Proposed Amendment, abstentions (including failures to return written consent forms) and broker nonvotes have the same effect as negative votes. Brokers may return a written consent form for shares held in street name in favor of the Proposed Amendment absent contrary instructions from the beneficial owner of such shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 1, 2004 concerning the beneficial ownership of the Common Stock (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

         Name and Address of                           Beneficial Ownership
         Beneficial Owner                          Number              Percent

         Brian Day                                 42,500 (1)               *
         Gerard Dube                               60,000 (2)               *
         John Harris                              218,750 (3)               *
         W.R. Howell                              242,500 (4)             1.2%
         Charles Rey                              157,300 (5)               *

         All Current Executive Officers and       721,050 (6)             3.6%
           Directors as a Group (5 persons)

         Digital Investors, LLC                 2,866,811 (7)            14.2%
         16901 N. Dallas Parkway
         Suite 230
         Addison, TX  75001

         Richard Craven                         2,428,152 (8)            12.0%
         5200 Wilson Road #200
         Edina, MN 55424

         Henry F. Harris, Sr.                   2,500,000                12.39%
         575 E. Evergreen Avenue,
         Wyndmoor, Pennsylvania 19038

--------------------
* Indicates ownership of less than 1%.

(1) Includes 22,500 shares that may be acquired within 60 days upon the exercise of stock options.
(2) Includes 20,000 shares that may be acquired within 60 days upon the exercise of stock options.
(3) Includes 187,500 shares that may be acquired within 60 days upon the exercise of stock options.
(4) Includes 22,500 shares that may be purchased pursuant to options that are currently exercisable, and 200,000 shares that may be purchased pursuant to warrants currently exercisable.
(5) Includes 22,500 shares that may be acquired within 60 days upon the exercise of stock options.
(6) Includes 345,000 shares that may be acquired within 60 days upon the exercise of stock options or warrants.
(7) Includes 870,332 shares that may be acquired within 60 days upon the exercise of stock warrants.
(8) Includes 55,000 shares that may be acquired within 60 days upon the exercise of stock options.


                                   PROPOSAL 1
                           APPROVAL OF THE INCREASE IN
                       THE NUMBER OF AUTHORIZED OF SHARES

General

         The Board of Directors is requesting stockholder approval of an amendment of the Company's Articles of Incorporation (the "Proposed Amendment") to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 100,000,000. A copy of the resolutions approving the Proposed Amendment is annexed to this Consent Solicitation Statement as Exhibit A. If approved by the stockholders of the Company, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment of Articles of Incorporation with the Secretary of State of Nevada, which is expected to occur shortly after stockholder approval. The Proposed Amendment was approved by all of the directors of the Company.

Purposes and Effect of Amendment On Existing Security Holders


         In press releases issued on March 17, 2004, March 22, 2004 and March 25, 2004, the Company announced that it sold, in private placement transactions, a total of 229 units ("Units") comprised of one share of Series A Convertible Preferred Stock, one Series A-1 Warrant and one Series A-2 Warrant. A description of the securities sold in such Units is contained below in the section captioned "Description of Units". The sale of the 229 Units resulted in aggregate gross proceeds to the Company of $5,725,000, prior to offering expenses. Each press release was filed with the U.S. Securities and Exchange Commission as an exhibit to one of three Current Reports on Form 8-K filed on March 18, 2004, March 22, 2004 and March 25, 2004. The Form 8-K filed on March 18, 2004 also contained as exhibits the certificate of designation establishing the Series A Convertible Preferred Stock and a form of each warrant. Rule 135c under the Securities Act of 1933 limits the information that a company can disclose regarding a proposed or pending unregistered offering of securities. The three press releases described above, were issued by the Company in compliance with Rule 135c, disclosing only such information as is permitted.

         On March 23, 2004, the Company was authorized to issue fifty million (50,000,000) shares of Common Stock, of which 20,168,639 shares were issued and outstanding and an additional 15,777,271 shares were reserved for issuance upon the conversion of certain outstanding secured debt obligations and the exercise of outstanding options, warrants and grants. As a result of the sale of the 229 Units, the Company is required to reserve an additional 12,308,750 shares of authorized Common Stock. Moreover, in connection with the sale of the 229 Units, the Company agreed that until the number of shares of Common Stock that it was authorized to issue was increased, the Company would not sell more than 260 Units in total, thereby limiting the amount of additional funds that it can raise through the sale of such securities to only $775,000 (i.e. the remaining 31 Units at the Purchase price of $25,000 each). As a result, unless and until the shareholders approve the Proposed Amendment, the Company is limited in the amount of additional funds that it can raise through the sale of additional securities. In view of this and other reasons given herein, the Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt the Proposed Amendment.



         The Proposed Amendment would increase the number of the Company's authorized shares of Common Stock to 100,000,000, thus permitting the Company to issue an additional 50,000,000 shares of Common Stock not currently authorized. Each additional share of Common Stock authorized by the Proposed Amendment would have the same rights and privileges as each share of Common Stock currently authorized or outstanding. The holders of the Company's existing outstanding shares of Common Stock will have no preemptive right to purchase any additional shares authorized by the Proposed Amendment. The issuance of a large number of additional shares of Common Stock (including any comprising a part of the additional shares authorized by the Proposed Amendment) would substantially reduce the proportionate interest that each presently outstanding share of Common Stock has with respect to dividends, voting, and the distribution of assets upon liquidation.

         The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the Proposed Amendment so as to have issuable additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The Board of Directors believes that an additional 50,000,000 authorized shares of Common Stock would be adequate to meet these needs for the foreseeable future. The additional shares authorized by the Proposed Amendment will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further stockholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules). The Board of Directors does not anticipate seeking authorization from the Company's stockholders for the issuance of any of the shares of Common Stock authorized by the Proposed Amendment. The availability of such shares for issuance in the future will give the Company greater flexibility and permit such shares to be issued without the expense and delay of a special stockholders' meeting. However, there can be no assurance that stockholders would approve of all or even any of the stock issuances undertaken with the additional share authorized by the Proposed Amendment.


         The additional shares authorized by the Proposed Amendment could be issued for any proper corporate purpose including, but not limited to, future equity and convertible debt financings, acquisitions of property or securities of other corporations, debt conversions and exchanges, exercise of current and future options and warrants, for issuance under the Company's current or future employee benefit plans, stock dividends and stock splits. Despite the varied possible uses of the additional shares authorized by the Proposed Amendment, the Company expects that the most likely immediate use of the additional shares would be to raise funds to finance the Company's operations. If stockholders approve the Proposed Amendment, the Company intends to try to raise an additional $2,775,000 through the offering of up to 111 additional Units only to those investors who had already expressed an interest in the Units prior to March 17, 2004, the date on which the Company issued its first press release regarding a private placement of the Units. The offering will be on the same terms, provisions and conditions as the Company's recent private placements of these same securities. Although the Company has received indications from prospective investors as to their interest in purchasing additional Units if the Proposed Amendment is approved, the Company has not entered into any binding or non-binding agreement to receive any funds or to issue any such Units, any shares of Common Stock to be authorized pursuant to the Proposed Amendment or otherwise. There can be no assurance that the Company will be successful in its efforts to procure additional funds, or (if successful in procuring additional funds) there can be no assurance as to the terms and conditions pursuant to which the funds may be provided. However, management believes that the $5,725,000 already raised is sufficient to finance the Company's business pursuits for at least the next 12 months and probably for the next 18 months. Management notes that the number of shares recently issued and possibly to be issued in connection with a future financing could conceivably be large enough as a whole that control of the Company could change as a result. The Company currently has no other plans, commitments or understandings to issue any of the additional shares of Common Stock to be authorized pursuant to the Proposed Amendment for any other non-financing purpose. The Board of Directors is required to make each determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company.


         The additional shares authorized by the Proposed Amendment are not intended as an anti-takeover device, and they are not expected to function unintentionally as one. However, the Board of Directors could issue shares of Common Stock in a manner that makes more difficult or discourages an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, although the Board of Directors has no present intention of doing so. When, in the judgment of the Board of Directors, the issuance of shares under such circumstances would be in the best interest of the stockholders and the Company, such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares could thus be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company if the Board of Directors considers the action of such entity or person not to be in the best interest of the stockholders and the Company. The existence of the additional authorized shares could also have the effect of discouraging unsolicited takeover attempts. The Company is not aware of any present efforts by any person to obtain control of the Company.

Dissenters' Rights

         Under Nevada corporation law and the Company's Articles of Incorporation and bylaws, holders of Common Stock will not be entitled to dissenters' rights with respect to the Proposed Amendment.


Description of Units

         The Company recently sold in private placement transactions a total of 229 Units comprised of one share of Series A Convertible Preferred Stock, one Series A-1 Warrant and one Series A-2 Warrant. If stockholders approve the Proposed Amendment, the Company intends to try to sell 111 additional Units in private placement transactions only to investors who had already expressed an interest in the Units prior to March 17, 2004, the date on which the Company issued its first press release regarding a private placement of the Units. The remainder of this section contains a description of certain material terms of the Units and the securities comprising them. In compliance with Rule 135c under the Securities Act of 1933, which limits the information that the Company can give regarding the Units and their offering, certain information that a reasonable investor might regard as material may not be included in the following description.

Securities                 A Unit consists of one share of Series A Convertible
                           Preferred Stock (the "Series A Shares") and one
                           Series A-1 Warrant and one Series A-2 Warrant
                           (collectively, the "Warrants") (the Series A Shares and the Warrants are collectively referred to hereinafter as the "Securities")

Purchase Price             $25,000 per Unit (the "Purchase Price")

Dividend The purchasers of the Series A Shares are entitled to a quarterly dividend payable at the rate of 10% per annum, payable cash or in registered in Common Stock valued at the fair market value (5 day trading average) at the time of payment. In addition, the Series A Shares will also participate on an as-if converted basis in any dividends paid on Common Stock.

Optional                   Each Series A Share is convertible at any time, at
Conversion                 the option of the holder, into shares of Common Stock
                           at the initial conversion price of $1.00 (the
                           "Initial Conversion Price"), as adjusted from time to time following the Closing. Based on the Initial
                           Conversion Price, each share of Series A Shares would convert into 25,000 shares of Common Stock.

Automatic                  Subject to certain conditions, for two years
Conversion                 subsequent to the Closing Date Conversion (the "$2
                           Trigger Period"), all Series A Shares shall automatically convert into Common Stock at the Conversion Price, if the Common Stock closes at a price equal to or greater than Two Dollars ($2) per share with an average trading volume of One Hundred
                           Twenty-Five Thousand (125,000) shares for any period of twenty consecutive trading days. Upon the expiration of the $2 Trigger Period, at all times thereafter that any Series A Shares remain issued and outstanding, all Series A Shares shall automatically convert into Common Stock, at the Conversion Price, if the Common Stock closes at a price equal to or greater than Three Dollars ($3) per share with an average trading volume of One Hundred
                           Twenty-Five Thousand (125,000) shares for any period of twenty consecutive trading days.

Anti-Dilution:             The Conversion Price and the Exercise Price of the
                           Warrants are subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, etc. The Conversion Price of the Series A Shares and the Exercise Price of the
                           Warrants are also subject to adjustment for issuances of Common Stock at a purchase price of less than the then-effective Conversion Price or Exercise Price.
                           Such adjustment is based on standard weighted average anti-dilution protection, subject to customary carve outs.

Warrants:                  The holder of each Series A-1 Warrant is entitled to
                           purchase 12,500 shares of Common Stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series
                           A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance.

Warrant Redemption:        At any time throughout the $2 Trigger Period
                           (as defined above), if the average closing price of the Common Stock equals or exceeds Two Dollars and Fifty Cents ($2.50) for any period of twenty consecutive trading days, on the fifteenth day following prior written notice of its intention to exercise such right of redemption, the Company may redeem the Warrants for Ten Cents ($0.10) per Warrant share. At all times following the expiration of the $2 Trigger Period, if the average closing price of the Common Stock equals or exceeds Three
                           Dollars and Fifty Cents ($3.50) for any period of twenty consecutive trading days, on the fifteenth day following prior written notice of its intention to exercise such right of redemption, the Company may redeem the Warrants for Ten Cents ($0.10) per Warrant share.

Liquidation                Upon the occurrence of any Liquidation Event (as
Preference                 defined below), in exchange for the Series A Shares
                           the holders thereof will receive, in preference to all other classes of stock or any other security junior to the Series A Shares with respect to liquidation preferences, a per share amount equal to the sum of the Purchase Price plus the accrued or accumulated and unpaid dividends to the date of the Liquidation Event, and an additional payment in the amount of eight (8%) percent per annum, applied retroactively from the Closing Date through the date of such Liquidation Event. A Liquidation Event is defined as any (a) voluntary or involuntary liquidation, dissolution or winding up of the Company, (b) merger or consolidation of one or more persons into or with the Company, merger or consolidation of the Company into or with one or more persons, stock sale, tender offer, other business combination or series of related transactions, if the stockholders of the Company immediately prior to such transaction or transactions do not retain at least a majority of the voting power of the surviving entity, as measured immediately after the close of the transaction, or (c) sale, conveyance, exchange or transfer to another person, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company.

Voting Rights:             The Series A Shares are entitled to voting rights
                           together with the Common  Stock,  on an "as-if
                           converted basis". So long as at least fifty-one (51%)
                           percent of the Series A Shares remain  outstanding,
                           the Company shall not, without the affirmative vote
                           of fifty-one (51%) percent of the then outstanding
                           Series A Shares: (i)  authorize,   create  or  issue
                           (by reclassification or otherwise) any securities having rights, preferences, or privileges superior to or on a parity with the Series A Shares; (ii) declare or pay any dividend on any of the Common
                           Stock or any other  security  junior to the Series A
                           Shares with respect to dividends; (iii) repurchase, redeem or otherwise acquire any shares of stock of the Company (iv) approve or authorize the merger, consolidation, recapitalization, other corporate reorganization, change of control of the Company, or any other transaction in which all or substantially all of the assets of the Company are sold, transferred, or otherwise disposed of, or a substantial portion of such assets are licensed;
                           (v) amend, alter, or repeal the Company's Bylaws or Certificate of Incorporation as to adversely affect the preferences, rights or privileges of the Series
                           A Shares; (vi) alter or change the rights, preferences or privileges of the Series A Shares;
                           (vii) unless at a price greater than one hundred and seventy-five (175%) percent of the Purchase Price, issue, reserve or authorize shares of Common Stock or any right or option to purchase Common Stock or other security convertible into Common Stock in excess of ten (10%) of the Company's presently outstanding securities (other than Common Stock issuable upon conversion or exercise of convertible securities outstanding at Closing, shares issuable upon conversion of Series A Shares and shares underlying options issued to employees, officers, directors or consultants in accordance with plans approved by the Board); (viii) complete any other financing involving its common equity on terms more favorable the terms on which the Units described herein were sold until the later of one year after the Closing or one year after the effective date of the registration statement covering the Securities;
                           (ix) increase or decrease the authorized number of shares of the Series A Preferred Stock; and (x) increase or decrease the authorized number of directors constituting the Board; and (xi) enter into a sale of all or substantially all material assets of the Company.


Board Recommendation and Required Approval

         The Board of Directors believes that the Proposed Amendment is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Proposed Amendment. The affirmative vote of the holders of at a majority of the outstanding shares of Common Stock is required for approval of the Proposed Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A CONSENT "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000 SHARES OF COMMON STOCK.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR NEXT ANNUAL MEETING

         Stockholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of the President of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

                                           By Order of the Board of Directors,



Irving, Texas                              John C. Harris,
March 31, 2004                             President and Chief Executive Officer

                                    EXHIBIT A

                              Amendment Resolution

                  BE IT RESOLVED, that Article Five of the Articles of Incorporation of the Company be and hereby is amended to read in its entirety as follows:

                           "That the total number of voting common stock
                  authorized that may be issued by the corporation is One Hundred Million (100,000,000) shares of stock with $.01 par value and Five Million (5,000,000) in blank check preferred stock with $.01 par value. No other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors."

                                  VISEON, INC.

          WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the "Statement") in connection with the proposed increase in the authorized number of shares of Common Stock of Viseon, Inc. (the "Company") and consents with respect to all of the Common Stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT "FOR" PROPOSAL 1.

1. Proposal to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock to 100,000,000.

         _____    CONSENTS/FOR

         _____    WITHHOLDS CONSENT/AGAINST

         _____    ABSTAINS

2. I represent that I own the following number of shares of the Company's Common Stock (please insert the correct number):____________________________________.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE _________________________ 2004         ____________________________________
_________________________________                    Signature
PLEASE MARK, SIGN, DATE AND
RETURN THE CONSENT FORM PROMPTLY
USING THE ENCLOSED ENVELOPE                 ____________________________________
----------------------------
                                                 Signature if held jointly